                                                                     Exhibit 5.1

                                                                   [PACCAR LOGO]

                                                            Dated ________, 2000

PACCAR Financial Corp.
777 - 106th Avenue, N.E.
Bellevue, Washington 98004

Re: Registration Statement on Form S-3
    Registration of Senior Debt Securities
    $2,500,000,000 Principal Amount

Gentlemen:

Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by PACCAR Financial Corp., a Washington corporation (the "Company"), registering under the Securities Act of 1933, as amended, senior debt securities of the Company in the aggregate principal amount of $2,500,000,000 (the "Debt Securities") to be issued under the indenture dated as of December 1, 1983 as amended by the first supplemental indenture dated as of June 19, 1989 (the "Indenture") between the Company and Citibank, N.A., from time to time as set forth in the prospectus (the "Prospectus") included in the Registration Statement and in supplements to the Prospectus.

As counsel for the Company, I have been requested to furnish this opinion in connection with such registration. I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates of public officials and other documents as I have considered necessary as a basis for this opinion.

Based on the foregoing, it is my opinion that:

1. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding indenture of the Company.

2. When (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action, (ii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture and
     (iii) the Debt Securities are sold as described in the Registration Statement, the Prospectus and in supplements to the Prospectus, and payment is received therefor, and while the Registration Statement is effective and in compliance with applicable state securities laws, the Debt Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

PACCAR Financial Corp.
_____________, 2000
Page Two

This opinion is based upon the laws of the United States and the State of Washington at the date hereof and would not necessarily be the same at any subsequent date.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me under the caption "Validity of Securities" in the prospectus.

                                         Very truly yours,

                                         Bruce N. Holliday
                                         Counsel, PACCAR Financial Corp.
                                         Assistant General Counsel, PACCAR Inc